28 February 2007

U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 1-A-1 Certificates

External ID: 53193461N3

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 1-A-1 Certificates.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 28 February 2007 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Terms used herein and not otherwise defined herein, in the Definitions or the Agreement, shall have the meanings ascribed to them in the Pooling and Servicing Agreement relating to CSMC Mortgage-Backed Trust 2007-2 between Credit Suisse First Boston Mortgage Securities Corp., as Depositor, DLJ Mortgage Capital, Inc., as a Seller, Greenpoint Mortgage Funding, Inc., as a Seller and a Servicer, Wells Fargo Bank, N.A., as a Servicer, as Master Servicer and as Trust Administrator, Select Portfolio Servicing Inc., as a Servicer, as Special Servicer and as Modification Oversight Agent, and U.S. Bank National Association, as Trustee, dated as of 1 February 2007, as amended from time to time (the "Pooling and Servicing Agreement").

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:

Interest Rate Cap Transaction

Notional Amount:

USD 106,962,000 subject to amortization as set out in the Additional Terms

Trade Date:

14 February 2007

Effective Date:

28 February 2007

Termination Date:

25 July 2010

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer

Payment Date:

28 February 2007, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amount:

USD 200,500

Floating Amounts:

Floating Amount

Payer:

CSIN

Floating Rate

Payer Period End Dates:

The 25th of each month, commencing on 25 March 2007, and ending on the Termination Date, inclusive, with No Adjustment

Floating Rate Payer

Payment Dates:

One Business Day prior to each Floating Rate Payer Period End Date

Cap Rate:

5.40%

Floating Rate Option:

USD-LIBOR-BBA, subject to a maximum rate of 8.90%

Designated Maturity:

1 month

Spread:

None

Floating Rate

Day Count Fraction:

30/360

Reset Dates:

The first day of each Calculation Period

Compounding:

Inapplicable

Business Days:

New York

Calculation Agent:

CSIN

3.

Account Details:

Payments to CSIN:

As advised separately in writing

Payments to Counterparty:

Wells Fargo Bank, N.A.

San Francisco, CA

ABA: 121-000-248

Account Name: SAS Clearing

Account Number: 3970771416

FFC: 50987801, CSMC 07-2, Class 1-A-1 Interest Rate Cap Account

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent % has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date occurring on:	Notional Amount: (USD)
25-March-2007	106,962,000.00
25-April-2007	104,049,115.62
25-May--2007	101,066,672.83
25-June-2007	98,021,069.76
25-July--2007	94,937,850.88
25-August-2007	91,853,983.48
25-September-2007	88,769,663.10
25-October-2007	85,685,512.98
25-November-2007	82,602,091.52
25-December-2007	79,520,140.06
25-January-2008	76,440,577.52
25-February-2008	73,364,494.58
25-March-2008	70,293,147.36
25-April-2008	67,227,950.54
25-May--2008	64,170,470.12
25-June-2008	61,122,415.58
25-July--2008	58,093,420.78
25-August-2008	55,084,880.11
25-September-2008	52,098,306.38
25-October-2008	49,135,980.60
25-November-2008	46,199,579.18
25-December-2008	43,298,200.64
25-January-2009	40,444,136.70
25-February-2009	37,645,180.28
25-March-2009	34,910,967.37
25-April-2009	32,240,948.25
25-May--2009	29,638,555.03
25-June-2009	27,108,835.45
25-July--2009	24,658,326.27
25-August-2009	22,287,102.08
25-September-2009	19,995,042.47
25-October-2009	17,780,762.94
25-November-2009	15,642,502.73
25-December-2009	13,578,537.36
25-January-2010	11,587,177.80
25-April-2010	6,032,361.82
25-May--2010	4,315,221.10
25-June-2010	2,662,749.43
25-July--2010	1,073,456.43

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,

Credit Suisse International

By:  /s/ Marleen Nobile

Name:  Marleen Nobile

Title:  Authorized Signatory

Confirmed as of the date first written above:

U. S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-2, Class 1-A-1 Certificates

By:   /s/ Charles F. Pedersen

Name:  Charles F. Pedersen

Title:  Vice President

Acknowledged and agreed as of the date first written above:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as trust administrator of CSMC Mortgage-Backed Trust 2007-2

By:   /s/ Amy Doyle

Name:  Amy Doyle

Title:  Vice President

Our Reference No: External ID: 53193461N3 / Risk ID: 447686274 & 447686276